UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 8, 2009, Opexa Therapeutics, Inc. (the “Company”) issued a press release reporting additional analyses of TERMS data for Tovaxin®, a personalized T-cell immunotherapy for multiple sclerosis (MS).  A copy of the press release is attached as Exhibit 99.1.

The Company issued a second press release on September 8, 2009 announcing that Neil K. Warma, the Company’s president and chief executive officer, will deliver a corporate presentation at Rodman & Renshaw’s 11th Annual Healthcare Conference. The Company’s presentation will take place at 10:50 a.m. (EST) on Friday, September 11, 2009 in the Henry Salon (5th floor) of the NY Palace Hotel. The presentation will include an overview of the company’s ongoing development program for Tovaxin®, the company’s lead therapy for MS and an overview of the recently announced stem cell agreement with Novartis. The presentation will be webcasted and the link to access the audio webcast and presentation will be available at www.opexatherapeutics.com.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibit 99.1
Exhibit 99.2

The following exhibit is to be filed as part of this 8-K:

Exhibit No.	Description

99.1	Press release issued September 8, 2009 relating to Tovaxin data

99.2	Press release issued September 8, 2009 relating to presentation at Rodman & Renshaw’s 11th Annual Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

DATE:	September 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued September 8, 2009 relating to Tovaxin data

99.2	Press release issued September 8, 2009 relating to presentation at Rodman & Renshaw’s 11th Annual Healthcare Conference.